Exhibit 99.1

Smith & Wesson Brands, Inc. Reports

Second Quarter Fiscal 2023 Financial Results

•	Q2 Net Sales of $121.0 Million

•	Q2 Gross Margin of 32.4%; Non-GAAP Gross Margin of 33.9%

•	Q2 EPS of $0.21/Share; Q2 Adjusted EBITDAS Margin of 21.1%

SPRINGFIELD, Mass., December 6, 2022 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced financial results for the second quarter fiscal year 2023, ended October 31, 2022.

Second Quarter Fiscal 2023 Financial Highlights

•

Net sales were $121.0 million, a decrease of $109.4 million, or 47.5%, from the comparable quarter last year, but $7.3 million, or 6.4%, higher than the comparable quarter in fiscal 2020, which was the last pre-pandemic comparable second quarter.

•	Gross margin was 32.4% compared with 44.3% in the comparable quarter last year and 28.4% in the comparable quarter in fiscal 2020. Excluding relocation costs, gross margin would have been 33.9%.

•

GAAP net income was $9.6 million, or $0.21 per diluted share, compared with $50.9 million, or $1.05 per diluted share, for the comparable quarter last year, and $343,000, or $0.01 per diluted share, for the comparable quarter in fiscal 2020.

•

Non-GAAP net income was $12.0 million, or $0.26 per diluted share, compared with $55.3 million, or $1.13 per diluted share, for the comparable quarter last year, and with $520,000, or $0.01 per diluted share, for the comparable quarter in fiscal 2020. GAAP to non-GAAP adjustments for income exclude costs related to the planned relocation of our headquarters and certain manufacturing and distribution operations to Tennessee, the spin-off of the outdoor products and accessories business in fiscal 2021, COVID-19 related expenses, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•

Non-GAAP Adjusted EBITDAS was $25.6 million, or 21.1% of net sales, compared with $80.4 million, or 34.9% of net sales, for the comparable quarter last year, and $13.4 million, or 11.8% of net sales, for the comparable quarter in fiscal 2020.

Mark Smith, President and Chief Executive Officer, commented, “With firearm demand continuing to normalize, our second quarter results once again demonstrated the significant progress we’ve made over the past several years in creating a highly adaptive and robust business model that consistently delivers strong profitability, regardless of market conditions. Consumer demand for firearms was significantly down from a year earlier, coinciding with a broader consumer slowdown driven by persistently high inflation, the beginning of the winter heating season across the northern half of the country, and rising interest rates. Nonetheless, compared to the second quarter of fiscal 2020, our current quarter results reflected a significant increase in profitability. While fiscal 2023 continues to be a year of recalibration and adjustment for our industry and Smith & Wesson, we expect to remain highly profitable and continue delivering on our commitments to customers, employees, and stockholders well into the future.”

Deana McPherson, Executive Vice President and Chief Financial Officer, commented, “An ongoing inventory correction combined with the impact of promotional activity by our competitors and the trading down by consumers to lower priced products negatively affected our quarterly sales. On a positive note, however, the discipline that we’ve exhibited in promotions during the current quarter has improved our overall profitability when compared with pre-pandemic levels, reflecting average selling prices that were approximately 45% above fiscal 2020. We remain focused on managing the business for long-term profitability, market share performance, and capital returned to our stockholders. Consistent with our capital allocation strategy, our board of directors has authorized a $0.10 per share quarterly dividend, which will be paid to stockholders of record on December 20, 2022 with payment to be made on January 3, 2023.”

Conference Call and Webcast

The company will host a conference call and webcast on December 6, 2022 to discuss its second quarter fiscal 2023 financial and operational results. Speakers on the conference call will include Mark Smith, President and Chief Executive Officer, and Deana McPherson, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone should click “here” to pre-register for the conference call and obtain your dial-in number and unique PIN number. The conference call audio webcast can also be accessed live on the company’s website at www.smith-wesson.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for us and the reader to review, as applicable, both (1) GAAP measures that include (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) COVID-19 expenses, (vi) transition costs, (vii) amortization of acquired intangible assets, (viii) spin related stock-based compensation, (ix) relocation expense, and (x) the tax effect of non-GAAP adjustments; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson®, M&P®, and Gemtech® brands. The company also provides manufacturing services including forging, machining, and precision plastic injection molding services. For more information call (800) 331-0852 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, (i) our second quarter results once again demonstrated the significant progress we’ve made over the past several years in creating a highly adaptive and robust business model that consistently delivers strong profitability, regardless of market conditions, (ii) while fiscal 2023 continues to be a year of recalibration and adjustment for our industry and Smith & Wesson, we expect to remain highly profitable and continue delivering on our commitments to customers, employees and stockholders well into the future and (iii) we remain focused on managing the business for long-term profitability, market share performance, and capital returned to our stockholders. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the planned relocation of our headquarters and certain of our operations to Tennessee; our ability to introduce new products; the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022.

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	October 31, 2022	April 30, 2022

	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$42,975	$120,728
Accounts receivable, net of allowances for credit losses of $24 on October 31, 2022 and $36 on April 30, 2022	44,384	62,695
Inventories	196,474	136,660
Prepaid expenses and other current assets	8,062	5,569
Income tax receivable	10,988	1,945

Total current assets	302,883	327,597

Property, plant, and equipment, net	169,265	135,591
Intangibles, net	3,688	3,608
Goodwill	19,024	19,024
Deferred income taxes	1,221	1,221
Other assets	9,914	10,435

Total assets	$505,995	$497,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,178	$30,042
Accrued expenses and deferred revenue	23,845	23,482
Accrued payroll and incentives	17,042	17,371
Accrued income taxes	161	2,673
Accrued profit sharing	5,628	13,543
Accrued warranty	1,708	1,838

Total current liabilities	93,562	88,949
Finance lease payable, net of current portion	37,013	37,628
Other non-current liabilities	8,780	10,385

Total liabilities	139,355	136,962

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 74,934,815 issued and 45,894,445 shares outstanding on October 31, 2022 and 74,641,439 shares issued and 45,601,069 shares outstanding on April 30, 2022	75	75
Additional paid-in capital	280,420	278,101
Retained earnings	508,447	504,640
Accumulated other comprehensive income	73	73
Treasury stock, at cost (29,040,370 shares on October 31, 2022 and April 30, 2022)	(422,375)	(422,375)

Total stockholders’ equity	366,640	360,514

Total liabilities and stockholders’ equity	$505,995	$497,476

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2022	2021	2022	2021

	(In thousands, except per share data)
Net sales	$121,035	$230,479	$205,429	$505,088
Cost of sales	81,773	128,484	134,696	273,151

Gross profit	39,262	101,995	70,733	231,937

Operating expenses:			34.4%	45.9%
Research and development	1,869	1,744	3,542	3,552
Selling, marketing, and distribution	9,431	11,423	17,458	22,057
General and administrative	15,435	23,436	33,288	41,049

Total operating expenses	26,735	36,603	54,288	66,658

Operating income	12,527	65,392	16,445	165,279

Other income/(expense), net:
Other income/(expense), net	790	833	1,463	1,493
Interest expense, net	(420)	(466)	(854)	(1,011)

Total other income/(expense), net	370	367	609	482

Income from operations before income taxes	12,897	65,759	17,054	165,761
Income tax expense	3,249	14,824	4,094	37,944

Net income	$9,648	$50,935	$12,960	$127,817

Net income per share:
Basic - net income	$0.21	$1.06	$0.28	$2.65

Diluted - net income	$0.21	$1.05	$0.28	$2.63

Weighted average number of common shares outstanding:
Basic	45,815	48,147	45,777	48,270
Diluted	46,106	48,692	46,104	48,524

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	October 31, 2022	October 31, 2021

	(In thousands)
Cash flows from operating activities:
Net income	$12,960	$127,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,171	15,210
(Gain)/loss on sale/disposition of assets	(43)	57
Provision for (recoveries)/losses on notes and accounts receivable	(13)	781
Impairment of long-lived tangible assets	—	86
Stock-based compensation expense	2,605	2,366
Changes in operating assets and liabilities:
Accounts receivable	18,324	22,435
Inventories	(59,814)	(41,800)
Prepaid expenses and other current assets	(2,493)	87
Income taxes	(11,555)	(243)
Accounts payable	5,889	(8,514)
Accrued payroll and incentives	(329)	(6,313)
Accrued profit sharing	(7,915)	(6,668)
Accrued expenses and deferred revenue	307	(1,205)
Accrued warranty	(130)	(57)
Other assets	521	2,030
Other non-current liabilities	(1,650)	(705)

Net cash (used in)/provided by operating activities	(28,165)	105,364

Cash flows from investing activities:
Payments to acquire patents and software	(256)	(156)
Proceeds from sale of property and equipment	85	70
Payments to acquire property and equipment	(39,419)	(10,113)

Net cash used in investing activities	(39,590)	(10,199)

Cash flows from financing activities:
Payments on finance lease obligation	(559)	(531)
Payments to acquire treasury stock	—	(40,000)
Dividend distribution	(9,153)	(7,692)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	753	831
Payment of employee withholding tax related to restricted stock units	(1,039)	(1,399)

Net cash used in financing activities	(9,998)	(48,791)

Net (decrease)/increase in cash and cash equivalents	(77,753)	46,374
Cash and cash equivalents, beginning of period	120,728	113,017

Cash and cash equivalents, end of period	$42,975	$159,391

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$1,089	$1,116
Income taxes	$15,721	$38,186

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	October 31, 2022		October 31, 2021		October 31, 2022		October 31, 2021
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$39,262	32.4%	$101,995	44.3%	$70,733	34.4%	$231,937	45.9%
Relocation expenses	1,735	1.4%	1,087	0.5%	2,978	1.4%	1,087	0.2%
COVID-19	—	—	3	0.0%	—	—	31	0.0%

Non-GAAP gross profit	$40,997	33.9%	$103,085	44.7%	$73,711	35.9%	$233,055	46.1%

GAAP operating expenses	$26,735	22.1%	$36,603	15.9%	$54,288	26.4%	$66,658	13.2%
Amortization of acquired intangible assets	—	—	(70)	0.0%	—	—	(142)	0.0%
Transition costs	—	—	80	0.0%	—	—	80	0.0%
COVID-19	—	—	(52)	0.0%	—	—	(100)	0.0%
Spin related stock-based compensation	(25)	0.0%	10	0.0%	(54)	0.0%	(62)	0.0%
Relocation expenses	(1,354)	-1.1%	(4,461)	-1.9%	(2,330)	-1.1%	(4,461)	-0.9%

Non-GAAP operating expenses	$25,356	20.9%	$32,110	13.9%	$51,904	25.3%	$61,973	12.3%

GAAP operating income	$12,527	10.3%	$65,392	28.4%	$16,445	8.0%	$165,279	32.7%
Amortization of acquired intangible assets	—	—	70	0.0%	—	—	142	0.0%
Transition costs	—	—	(80)	0.0%	—	—	(80)	0.0%
COVID-19	—	—	55	0.0%	—	—	131	0.0%
Spin related stock-based compensation	25	0.0%	(10)	0.0%	54	0.0%	62	0.0%
Relocation expenses	3,088	2.6%	5,548	2.4%	5,308	2.6%	5,548	1.1%

Non-GAAP operating income	$15,640	12.9%	$70,975	30.8%	$21,807	10.6%	$171,082	33.9%

GAAP net income	$9,648	8.0%	$50,935	22.1%	$12,960	6.3%	$127,817	25.3%
Amortization of acquired intangible assets	—	—	70	0.0%	—	—	142	0.0%
Transition costs	—	—	(80)	0.0%	—	—	(80)	0.0%
COVID-19	—	—	55	0.0%	—	—	131	0.0%
Spin related stock-based compensation	25	0.0%	(10)	0.0%	54	0.0%	62	0.0%
Relocation expenses	3,088	2.6%	5,548	2.4%	5,308	2.6%	5,548	1.1%
Tax effect of non-GAAP adjustments	(778)	-0.6%	(1,258)	-0.5%	(1,287)	-0.6%	(1,328)	-0.3%

Non-GAAP net income	$11,983	9.9%	$55,260	24.0%	$17,035	8.3%	$132,292	26.2%

GAAP net income per share - diluted	$0.21		$1.05		$0.28		$2.63
Amortization of acquired intangible assets	—		—		—		—
Transition costs	—		—		—		—
COVID-19	—		—		—		—
Spin related stock-based compensation	—		—		—		—
Relocation expenses	0.07		0.11		0.12		0.11
Tax effect of non-GAAP adjustments	(0.02)		(0.03)		(0.03)		(0.03)

Non-GAAP net income per share - diluted	$0.26		$1.13		$0.37		$2.73 (a)

(a)	Non-GAAP net income per share does not foot due to rounding.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDAS

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021
GAAP net income	$9,648	$50,935	$12,960	$127,817
Interest expense	566	516	1,135	1,101
Income tax expense	3,249	14,824	4,094	37,944
Depreciation and amortization	7,599	7,724	15,126	15,166
Stock-based compensation expense	1,428	914	2,605	2,366
COVID-19	—	55	—	131
Transition costs	—	(80)	—	(80)
Relocation expense	3,088	5,548	5,308	5,548

Non-GAAP Adjusted EBITDAS	$25,578	$80,436	$41,228	$189,993

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF OPERATING CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021
Net cash (used in)/provided by operating activities	$(35,310)	$(3,723)	$(28,165)	$105,364
Net cash used in investing activities	(28,004)	(4,431)	(39,590)	(10,199)

Free cash flow	$(63,314)	$(8,154)	$(67,755)	$95,165